Exhibit 99.1

February 5, 2021

We are pleased to greet you in this new year. As we have in past quarters, the press release is enclosed announcing year end results to save room to provide more detail on bank matters, including our current state of operations and impacts on our customers, communities, and our staff.

We are naturally pleased to inform you that we generated record earnings for 2020 of $12.8 million, compared to $10.6 million in earnings in 2019, our previous record. During 2020, our balance sheet grew 25%, cresting the $1 Billion mark for the first time. Candidly, we did not expect this level of earnings and growth when we began the year, and would not have predicted it once the pandemic was in full bloom. A fortunate confluence of events plus a great deal of hard work by our dedicated staff allowed us to take advantage of the unique circumstances.

The Federal Reserve’s reaction to the pandemic was swift and massive. They simultaneously dropped short term interest rates and increased their purchases of financial assets, flooding the markets with liquidity that eventually found its way to bank balance sheets, including Union’s. The resulting sharp drop in residential loan interest rates sparked residential purchase financings and residential re-financings, increasing our loan volume dramatically, which in turn generated a significant increase in fee income from premiums on the sale of loans to the secondary market. In addition, the fee income generated from the origination of US Small Business Association (SBA) Payroll Protection Program (PPP) loans, unplanned for in our budget process, also helped our bottom line.

We are writing this letter during a light snow fall with our surrounding mountains barely visible behind clouds, simulating the lack of clarity we have to future economic conditions. We have been working with our consumer and business customers using loan modifications, forbearances and various Federal	and State programs to keep our customers in their homes and in business. We are now processing the second draw SBA PPP program, targeted at the businesses and nonprofits hardest hit by the pandemic. Though administering this program has been taxing on our team, it has been a needed lifeline for our business community who have suffered severe declines in revenue through no fault of their own.

The re-opening of our economy and our general wellbeing is largely dependent on the distribution and acceptance of the COVID vaccination. Thus far, the distribution has not gone well, delaying the economic recovery further and causing greater health problems. Our balance sheet and loan loss reserve are well positioned to absorb potential losses that may or may not materialize. Operationally, we remain in a guarded stance, keeping our branch lobbies closed with access-by-appointment and continuing to have approximately 80 of our staff work from home with others dispersed at bank facilities throughout our footprint. We continue to offer our full range of services, though in some cases using different distribution channels. It is unlikely that we will be able to resume normal operations until late Spring at the earliest. Similarly, it is unlikely that we will be able to host our Annual Meeting in May in person. This is truly unfortunate, as we really enjoy visiting with our shareholders at the Annual Meeting.

We are pleased to inform you that the Board of Directors declared an increase in the cash dividend to $0.33 per share for the quarter, payable February 5, 2021 to shareholders of record as of February 1, 2021.

Sincerely

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, two loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 127 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke -Chair	Neil J. Van Dyke - Chair
ASSETS	DEC 31, 2020	DEC 31, 2019	DEC 31, 2020		DEC 31, 2019	DEC 31, 2020	DEC 31, 2019	Timothy W. Sargent-Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Jeffrey G. Coslett- Vice President
				(3 months ended)		(12 months ended)
								Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer
Cash and Due from Banks	$5,413	$5,405	Interest Income	$9,305	$9,234	$36,750	$35,870
								Dawn D. Bugbee	John H. Steel - Secretary
								John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
Federal Funds Sold & Overnight Deposits	117,358	45,729	Interest Expense	1,171	1,483	5,147	5,600	Nancy C. Putnam
			Net Interest Income	8,134	7,751	31,603	30,270	David S. Silverman
Interest Bearing Deposits in Banks	12,699	6,565						John H. Steel
			Provision for Loan Losses	600	425	2,200	775
Investment Securities	106,810	88,083	Net Interest Income After Provision for Loan Losses	7,534	7,326	29,403	29,495	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	32,188	7,442
			Trust Income	183	173	707	692	DIRECTORS
Loans, net	771,023	671,287	Noninterest Income	4,806	2,856	15,296	9,763	Neil J. Van Dyke -Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent -Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(8,271)	(6,122)	Noninterest Expenses:					Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,552	3,048	13,220	11,821	Steven J. Bourgeois	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,040	20,923						Dawn D. Bugbee	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,163	1,102	4,580	4,210	John M. Goodrich	John M. Goodrich - St. Johnsbury
Accrued Interest & other Assets	36,767	33,600						Nancy C. Putnam	Christopher M. Knapp - Northern NH
								Gregory D. Sargent	Coleen K. Kohaut - St. Albans
Total Assets	$1,094,027	$872,912	Occupancy Expense, net	394	519	1,805	1,806	David S. Silverman	Justin P. Lavely - St. Johnsbury
								John H. Steel	Daniel J. Luneau - St. Albans
			Equipment Expense	788	711	3,054	2,475		Mary K. Parent - St. Johnsbury
									Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
			Other Expenses	2,007	1,760	7,523	7,160		David S. Silverman - All
								Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	DEC 31, 2020	DEC 31, 2019	Total	7,904	7,140	30,182	27,472

			Income Before Taxes	4,619	3,215	15,224	12,478	VERMONT
Noninterest Bearing Deposits	$215,245	$136,434
								Berlin	1028 US Route 302	802.476.0061
Interest Bearing Deposits	637,369	458,940	Income Tax Expense	825	456	2,419	1,830	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Time Deposits	141,688	148,653	Net income	$3,794	$2,759	$12,805	$10,648	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Borrowed Funds	7,164	47,164	Earnings per share	$0.85	$0.61	$2.86	$2.38	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	11,694	9,878	Book Value Per Share			$18.05	$16.06	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,910	9,897						St. Albans	15 Mapleville Depot	802.524.9000
								St. Johnsbury	364 Railroad Street	802.748.3131
Additional Paid-in Capital	1,393	1,124							325 Portland Street	802.748.3121
Retained Earnings								Stowe	47 Park Street	802.253.6600
	71,097	64,019						Williston	Branch
Accumulated Other Comprehensive Income	2,636	986							31 Market St	802.878.7900
									Loan Center
									31 Market St	802.865.1000
Treasury Stock at Cost	(4,169)	(4,183)

Total Liabilities & Shareholders' Equity	$1,094,027	$872,912						NEW HAMPSHIRE
Standby letters of credit were $3,092,000 and $2,308,000 at December 31, 2020 and 2019, respectively.								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	Commercial Loan Center
									2541 White Mountain Hwy	603.662.9408